Exhibit 5.01

May 19, 2026

Natural Alternatives International, Inc.

1535 Faraday Avenue

Carlsbad, CA 92008

Re:	S-8 Registration Statement

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), for the registration of 550,000 shares (the “Shares”) of Common Stock, par value $0.01, of Natural Alternatives International, Inc., a Delaware corporation (the “Company”), issuable under the Company’s Amended 2020 Omnibus Incentive Plan (the “Plan”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Bylaws, a certain “good standing” certificate with respect to the Company, dated May 8, 2026, issued by the Office of the Secretary of State of the State of Delaware, the Plan, the corporate action of the Company that provides for the issuance of the Shares, and a signed Officer's Certificate from certain officers of the Company, dated May 19, 2026, as to certain factual matters relevant to our opinion, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of other officers and other representatives of the Company and others as to factual matters.

Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws as in effect on the date hereof, and we assume no obligation to update, revise or supplement this opinion should such laws be changed by legislative action, judicial decision or otherwise.

ATLANTA | AUSTIN | BOSTON | CHARLOTTE | CHICAGO | CINCINNATI | CLEVELAND | COLUMBUS | DALLAS | DENVER | DETROIT

HOUSTON | KANSAS CITY/OVERLAND PARK | LAS VEGAS | LONDON | LOS ANGELES | MEXICO CITY | MIAMI | MILWAUKEE | MONTERREY

NAPLES | NEW YORK | PALO ALTO | PHILADELPHIA | PRINCETON | SALT LAKE CITY | SEATTLE | WASHINGTON D.C. | WILMINGTON

Natural Alternatives International, Inc.

May 19, 2026   |   Page 2 of 2

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Plan included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond those expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

FisherBroyles LLP

ATLANTA | AUSTIN | BOSTON | CHARLOTTE | CHICAGO | CINCINNATI | CLEVELAND | COLUMBUS | DALLAS | DENVER | DETROIT

HOUSTON | KANSAS CITY/OVERLAND PARK | LAS VEGAS | LONDON | LOS ANGELES | MEXICO CITY | MIAMI | MILWAUKEE | MONTERREY

NAPLES | NEW YORK | PALO ALTO | PHILADELPHIA | PRINCETON | SALT LAKE CITY | SEATTLE | WASHINGTON D.C. | WILMINGTON